Exhibit 99.6

March 14, 2018

Sunlands Online Education Group (the “Company”)

Building 4-6, Chaolai Science Park

No. 36 Chuangyuan Road, Chaoyang District

Beijing, 100012, the People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on February 23, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Gaoneng Ji
Name: Gaoneng Ji